                                                                    EXHIBIT 4

                                PLEDGE AGREEMENT

    This PLEDGE AGREEMENT ("Agreement") is made this 18th day of March, 1997 by and between PEOPLES BANCORP INC., an Ohio corporation ("Pledgor"), and FOUNTAIN SQUARE COMMERCIAL FUNDING CORP., a Delaware corporation ("Pledgee").

    1. Definitions. "Obligations", as used herein, means all loans, advances, indebtedness and other obligations of Pledgor to Pledgee and all affiliates of Fifth Third Bancorp, of every kind and description whether now existing or hereafter arising including without limitation those owed by Pledgor to others and required by Pledgee by purchase, assignment or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities obligations and indebtedness arising under the Credit Agreement, between Pledgor and Pledgee, dated of even date herewith, the $3,000,000 Term Note, dated of even date herewith, executed by Pledgor and made to Pledgee, and all other instruments and agreements evidencing, guarantying or securing any of the Obligations, and all Obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Pledgee for the benefit of or at the request of Pledgor, and all expenses and attorneys' fees incurred by Pledgee under this Agreement or any other document or instrument related thereto or related to any of the Obligations.

    2. Pledge. Pledgor pledges, mortgages, assigns, transfers, delivers, deposits, sets over and confirms as a first priority security interest to Pledgee and its successors and assigns all of Pledgor's right, title and interest in and to:

    all outstanding common capital stock of The First National Bank of Southeastern Ohio,

and all income, dividends and other distributions thereon and the proceeds thereof (collectively, the "Interest"), as collateral security for payment and performance by the Pledgor of the Obligations. All dividends and distributions (in the form of cash, property, stock or other securities) arising out of the Interest (collectively "Distributions") shall immediately become subject to the lien and security interest of this Agreement and upon acquisition of any such additional Interest, Pledgor agrees to deliver to Pledgee, all documents evidencing the Interest and any additional documentation requested by Pledgee to perfect and protect Pledgee's interest therein.

    All certificates evidencing the Interest are herewith delivered to the Secured Party accompanied by assignments executed in blank.

    3. Representations and Warranties. Pledgor respresents and warrants to Pledgee that:

    (a) Pledgor is the sole holder of record and sole beneficial owner of the Interest, free and clear of any security interest, pledge, or other lien or encumbrance (collectively "Lien");

    (b) Pledgor has the right and requisite authority to pledge, mortgage, assign, transfer, deliver, deposit, set over and confirm the Interest to Pledgee as provided herein;

    (c) Pledgor has obtained all necessary consents, approvals, authorizations or orders of any person, corporation, partnership, trust, governmental entity, or other entity required for the execution and delivery of this Agreement or the delivery of the Interest to Pledgee as provided herein; and

    (d) there are no restrictions on the transfer of the Interest except as set forth on the face of any certificate evidencing the Interest.

  The representations and warranties set forth in this Section 3 shall survive the execution and delivery of this Agreement.

    4. Covenants. Pledgor covenants and agrees that until payment in full of all of the Obligations:

    (a) After the occurrence of an Event of Default (as defined in Section 5 below), Pledgee shall be entitled to all Distributions. Until paid, all rights to such Distributions shall remain subject to the lien and security interest of this Agreement. In the event that Pledgor receives any Distribution after the occurrence of an Event of Default Pledgor shall notify Pledgee thereof, hold such Distribution in trust for the benefit of Pledgee and, if requested by Pledgee, shall immediately deliver such Distribution in the form received by Pledgor. In the event that the Distribution is in the form of a check or other instrument, Pledgor shall provide Pledgee with all necessary endorsements thereon;

    (b) Without the prior written consent of Pledgee, Pledgor will not attempt to or further sell, assign, transfer, mortgage, pledge or otherwise further encumber any of Pledgor's rights in or to the Interest or any unpaid Distributions or grant a Lien therein to any other party; and

    (c) Pledgor will, at Pledgor's expense, obtain, execute, acknowledge and deliver all such instruments and take all such action necessary (or as Pledgee may from time to time request) in order to ensure Pledgee shall have and retain the benefits of the first priority lien and security interest in the Interest.

    5. Remedies. (a) After the occurrence of a default or an Event of Default under any of the Obligations (herein an "Event of Default"), Pledgee is hereby authorized and empowered, at its election, to transfer and register in its name or in the name of its nominee the whole or any part of the Interest, to exercise the voting rights with respect thereto, to collect and receive all Distributions made thereon, to sell in one or more sales after 7 days' notice (which notice Pledgor hereby agrees is commercially reasonable) but without any previous notice or advertisement, the whole or any part of the Interest and to otherwise act with respect to the Interest as though Pledgee was the outright owner thereof, Pledgor hereby irrevocably constituting and appointing Pledgee as the proxy and attorney-in-fact of Pledgor, provided, however, the Pledgee shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale may be either for cash or upon credit or for future delivery at such price as Pledgee may deem fair, and Pledgee may be the purchaser of the whole or any part of the Interest so sold and hold the same thereafter in its own right free from any claim of the Pledgor or any right of redemption. Each sale shall be made to the highest bidder, but Pledgee may reject any bid at such sale which, in its sole discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or by any officer or agent of Pledgee.

    (b) If, at the original time or times appointed for the sale of the whole or any party of the Interest, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Obligations, or if the Interest by offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to Pledgee, in its discretion, the likelihood that the proceeds of the sales of all of the Interest will be insufficient to discharge all the Obligations, the Pledgee may, on one or more occasions, postpone any of said sales by public announcement at the time of sale or the time or previous postponement of sale, an no other notice of such postponement of postponements of sale need be given, any other notice being hereby waived; provided, however, that any sale or sales made after such postponement shall be after 7 days' notice to Pledgor. The Pledgee shall be authorized at any sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing the Interest for their own account in compliance with Regulation D of the Securities Act of 1933 or any other applicable exemption under the Act.

    (c) In the event of any sale(s) hereunder, Pledgee shall, after deduction all costs or expenses of every kind (including, to the full extent permitted by law, attorneys' fees and disbursements) for care, safekeeping, collection, sale, delivery or otherwise, apply the residue of the proceeds of the sale(s) to the payment or reduction, wither in whole or in part, of the Obligations returning the surplus, if any, to Pledgor.

    (d) Pledgor agrees that it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale or transfer to Pledgee of the whole or any part of the Interest or the possession thereof by any purchaser at any sale hereunder, and Pledgor waives the benefit of all such laws. Pledgor agrees that it will not interfere with any right, power and remedy of Pledgee provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or beginning of the exercise by Pledgee of any one or more of such rights, powers or remedies. No failure or delay on the part of Pledgee to exercise any such rights, power or remedy and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any such remedies shall operate as waiver hereof, or limit or impair Pledgee's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against Pledgor in any respect.

    6. Waiver. No delay on Pledgee's part in exercising any power of sale, lien, option or other right hereunder, and no notice or demand which may be given to or made upon Pledgor by Pledgee with respect to any power of sale, lien, option or other right hereunder, shall constitute a waiver thereof, or limit or impair Pledgee's right to take any action or to exercise any power of sale, lien option, or any other right hereunder without notice or demand, or prejudice Pledgee's rights as against Pledgor in any respect. In addition, no action taken by Pledgee hereunder shall in any way impair or limit Pledgee's right to exercise any or all rights or remedies Pledgee may otherwise have against Pledgor with respect to any Obligations. This Agreement shall not, in any manner, be construed as a compromise of any Obligations except to the extent that a Distribution is applied to reduce the Obligations and then only to the extent and in the amount of such Distribution actually received by Pledgee. This is an absolute, unconditional and continuing pledge and will remain in full force and effect until the Obligations have been fully paid to the Pledgee. This pledge will extend to and cover renewals of the Obligations and any number of extensions of time for payment thereof and will not be affected by any surrender, exchange, acceptance or release by the Pledgee of any other pledge or any security held by it for any of the Obligations. Notice of acceptance of this pledge, notice of extensions of credit to the Pledgor from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, and any defense based upon a failure of Pledgee to comply with the notice requirements of the applicable version of Uniform Commercial Code
Section 9-504 are hereby waived. Pledgee, at any time and from time to time, without consent of Pledgor, may change the manner, place or terms of payment of or interest rates on, or change or extend the time of payment of, or renew or alter, any of the Obligations, without impairing or releasing the liabilities of Pledgor hereunder. Pledgee in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon the Pledgor or any guarantor and it need not pursue any of its remedies against any other party before having recourse against Pledgor under this pledge.

    7. Indemnification. Pledgor agrees to indemnify and hold the Pledgee harmless from and against any taxes, liabilities, claims and damages, including reasonable attorney's fees and disbursements, and other expenses incurred or arising by reason of the taking or the failure to take action by Pledgee, in good faith, under this Agreement and in respect of any transactions effected in connection with this Agreement, including without limitation, any taxes payable in connection with the delivery or registration of the Interest as provided herein. The obligations of Pledgor under this Section shall survive the termination of this Agreement.

    8. Miscellaneous. This Agreement shall be binding upon Pledgor and Pledgor's heirs, administrators, successors and assigns, and shall inure to the benefit of, and be enforceable by, the Pledgee and its successors, transferees and assigns. None of the terms or provisions of this Agreement may be waived, altered, modified or amended except in writing duly signed for and on behalf of the Pledgee and the Pledgor.

    9. Governing Law. All acts and transactions hereunder and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the domestic laws of the State of Pledgee's principal place of business.

    10. Jury Waiver. PLEDGOR AND PLEDGEE HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

    Dated this 18th day of March, 1997.


                                    PLEDGOR:

                                    PEOPLES BANCORP INC.

                                    By:  John W. Conlon
                                         -----------------------------------

                                    Its: Chief Financial Officer
                                         ----------------------------------

                                    PLEDGEE:

                                    FOUNTAIN SQUARE COMMERCIAL FUNDING CORP.

                                    By:  -----------------------------------

                                    Its: ------------------------------------

OHIO AFFILIATES
                          A FIFTH THIRD BANCORP BANK
                                                         Amended and Restated  2

                 Note: Retain Customer Copy for your records           Revolving
                                                                          Note

OFFICER NO 90-new                                   NOTE NO. 95848900018
           --------------------                              -----------
$3,000,000.00                                       March 18, 1997
-------------------------------                     --------    --
City    Cincinnati    State    OH                   (Effective Date)
        ---------              --

On or before the Due Date below, the undersigned a (check one) /X/ corporation
/ / partnership  / / individual  / / limited liability company,    for value
received and if more than one, jointly and severally, promise to pay to the order of The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, OH
         --------------------------------------------------------------
         (Name and Address of Bank)
(hereinafter referred to as "Bank") the sum of three million and 00/100 --------
                                               ---------------------------------
Dollars (hereinafter referred to as the "Borrowing") plus interest as provided herein, less such amounts as shall have been repaid in accordance with this note. The outstanding balance of this note will appear on a supplemental bank record and is not necessarily the face amount of this note. Such record shall be conclusive as to the balance due of this note at any time.

The principal sum outstanding shall bear interest per annum at the rate of 0%
                                                                           -
greater than the "Prime Rate" (the rate announced by the Bank from time to time) on the above Effective Date. In the event of a change in said Prime Rate, the rate of this note shall be changed immediately to that ratio which shall be greater than the new Prime Rate by the amount stated in this clause. Interest shall be computed based on a year of 360 days and charged for the actual number of days elapsed.

Prior to the due Date, Bank may (but is not obligated to) lend to the undersigned such amounts as may from time to time be requested by the undersigned provided that the principal amount borrowed shall not at any time exceed the Borrowing and further provided that no Event of Default as defined herein shall exist.

Principal shall be due and payable: / / At Maturity: /X/ In Installments in the amount of $150,000 shall be due the 1st day of each / / Month /X/ Six
               -------                  ---
Months beginning January 2, 1998 with a final payment on January 2, 2003 of
                 ---------    --                         ---------  ----
the principal amount then owing plus all interest due therein. Principal and interest payments shall be made at Bank's address above unless otherwise designed to Bank in writing. Interest shall be due and payable: / / At
Maturity:  /X/ On the 1st day of each / / Month /X/ 6 months beginning
                      ---
July 1, 1997.
------    --

To secure repayment of this note and all modifications, extensions and renewals thereof, and all other obligations (as herein defined) of the undersigned to Bank, the Undersigned grants Bank a security interest in all of the undersigned's now owned or hereafter acquired interests in all property in which Bank is, at any time, granted a lien for any Obligation, and all property in possession of Bank including, without limitation, money, securities, instruments, documents, letters of credit, chattel paper, or other property delivered to Bank in transit, for safekeeping, or for collection or exchange for other property, all distributions, dividends, warrants, securities or other rights in addition to such property, all rights to payment from and claims against Bank and all proceeds thereof, and all real and personal property described below ("Collateral"). The undersigned agrees to immediately deliver such additional dividend warrants, securities or other property of rights thereto to Bank immediately upon receipt as additional Collateral and until delivery to hold same same in trust for bank. The undersigned agrees that the Bank may, at any time, call for additional Collateral satisfactory to it. All documents executed in connection with this note and all Collateral, including without limitation the following, further secure the Obligations:

16,000 shares of Common Stock of The First National Bank of Southeastern Ohio
-----------------------------------------------------------------------------

The Obligations secured by the Collateral (herein, the "Obligations") shall include this note and each and every liability of the undersigned jointly or severally to Bank and all affiliates of Fifth Third Bancorp however created, direct or contingent, due or to become due whether now existing or hereafter arising, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, in any manner by the undersigned. The undersigned also grants Bank a security interest in all of the Collateral as agent for all affiliates of Fifth Third Bancorp for all Obligations of the undersigned to such affiliates. Said security interest shall not be enforced to the extent prohibited by the Truth in Landing Act as implemented by Federal Reserve Regulation Z.

The undersigned certifies that the proceeds of this loan are to be used for business purposes. If this note is a renewal, in whole or in part, of a previous Obligation, the acceptance by Bank of this note shall not effectuate a payment but rather a continuation of the previous Obligation.

Bank may charge, and the undersigned agrees to pay on the above Effective Date, a note processing fee in an amount determined by Bank.

Events of Default:

This note, and all other Obligations of the undersigned to Bank, shall be and become immediately due and payable at the option of the Bank, without any demand or notice whatsoever, upon the occurrence of any of the following described events, each of which shall constitute an Event of Default:

(1) Any failure to make any payment when due of the principal or interest on this note, the occurrence of any event of default as therein defined on any other Obligation of the undersigned, or a default in the Obligations under any security documents.

(2) The death or dissolution of the undersigned, of any endorser or guarantor, or if the undersigned is a partnership, the death or dissolution of a general partner.

(3) Any failure to submit to Bank current financial information upon request.

(4) The creation of any lien (except a lien to Bank) or the issuance of an attachment against or seizure of any of the property of, or the entry of a judgment against, the undersigned.

(5) In the Judgment of Bank, any adverse change occurs in the ability of the undersigned to [copy illegible from this point on]

                      FOUNTAIN SQUARE COMMERCIAL FUNDING CORP.

                                                        Uncommitted Note

$3,000,000                                        NOTE No. ----------------
Cincinnati, Ohio                                           March 18, 1997
                                                             (Effective Date)

On or before the Due Date below, PEOPLES BANCORP INC., an Ohio corporation (hereinafter referred to as "Borrower") for value received, and if more than one, jointly and severally, promise to pay to the order of FOUNTAIN SQUARE COMMERCIAL FUNDING CORP., a Delaware corporation, whose address is c/o The Fifth Third Bank, 38 Fountain Square Plaza, Cincinnati, Ohio 45263 (hereinafter referred to as "Lender") the sum of THREE MILLION DOLLARS ($3,000,000) (hereinafter referred to as the "Borrowing") plus interest as provided herein, less such amounts as shall have been repaid in accordance with this note. The outstanding balance of this note will appear on a supplemental bank record and is not necessarily the face amount of this note. Such record shall be conclusive as to the balance due of this note at any time.

The principal sum outstanding shall bear interest per annum at the rate or rates agreed to by Lender and Borrower from time to time as set forth on the Addendum to Note attached hereto. Interest shall be computed based on a year of 360 days and charged for the actual number of days elapsed.

Prior to the Due Date, Lender may (but is not obligated to) lend the borrower such amounts as may from time to time be requested by the Borrower provided that the principal amount borrowed shall not at any time exceed the Borrowing and further provided that no Event of Default as defined herein shall exist.

Principal and interest shall be paid as set forth on the Addendum attached hereto or as agreed between Lender and Borrower from time to time. Principal and interest payments shall be made at Lender's address above unless otherwise designated by Lender in writing.

To secure repayment of this note and all modifications, extensions and renewals thereof, and all other Obligations (as herein defined) of the Borrower to Lender, the Borrower grants Lender a security interest in all of the Borrower's, now owned or hereafter acquired interests in all property in which Lender is at any time, granted a lien for any Obligation, and all property in possession of Lender including, without limitation, money, securities, instruments, documents, letters of credit, chattel paper, or other property delivered to Lender in transit, for safekeeping, or for collection or exchange for other property, all distributions, dividends, warrants, securities and other rights in addition to such property, all rights to payment from and claims against Lender and all proceeds thereof, and all real and personal property described below ("Collateral"). The Borrower agrees to immediately deliver such additional dividends, warrants, securities or other property or rights thereto to Lender immediately upon receipt as additional Collateral and until delivery to hold same in trust for Lender. The Borrower agrees that the Lender may, at any time, call for additional Collateral satisfactory to it. All documents executed in connection with this note and all Collateral, including without limitation the following, further secure the Obligations:

a Pledge Agreement, dated of even date herewith, between Borrower and Lender, pledging to Lender all outstanding shares of common capital stock of The First National Bank of Southeastern Ohio.

The Obligations secured by the Collateral (herein, the "Obligations") shall include this note and each and every liability of the Borrower jointly or severally to Lender and all affiliates of Fifth Third Bancorp however created, direct or contingent, due or to become due, whether now existing or hereafter arising, participated in whole or in part, created by trust agreement, lease, overdraft, agreement, or otherwise, in any manner acquired by the Borrower. Said security interest shall not be enforced to the extent prohibited by the Truth in Lending Act as implemented by Federal Reserve Regulation Z.

     The Borrower certifies that the proceeds of this loan are to be used for business purposes. If this note is a renewal, in whole or in part, of a previous Obligation, the acceptance by Lender of this note shall not effectuate a payment but rather a continuation of the previous Obligation.

     Lender may charge that the Borrower agrees to pay on the above Effective Date, a note processing fee in an amount determined by Lender.

Events of Default:

     This note, and all other Obligations of the Borrower to Lender, shall be and become immediately due and payable at the option of the Lender, without any demand or notice whatsoever, upon the occurrence of any of the following described events, each of which shall constitute an Event of Default:

1) Any failure to make any payment when due of the principal or interest on this note, the occurrence of any event of default as therein defined on any other Obligation of the Borrower, or a default in the Obligations under any security documents or in performing any covenants set forth in the Addendum attached hereto.

2) The death or dissolution of the Borrower, or any endorser or guarantor, or if the Borrower is a partnership, the death or dissolution of a general partner.

3) Any failure to submit to Lender current financial information upon request.

4) The creation of any lien (except a lien to Lender) or the issuance of an attachment against or seizure of any of the property of, or the entry of judgment against, the Borrower.

5) [Illegible]          ny adverse change in the ability of the Borrower to
                        repay the
                        as itself insecure.

6) [Illegible]          f the creditors of, or the commencement of any
                        bankruptcy, receivership,
                        liquidation proceedings by or against the Borrower or any endorser or

7) [Illegible]          nt proceedings by attachment, levy or otherwise,
                        against any Collateral, any
                        ny property deposited with the Lender by the Borrower or any endorser or

8) [Illegible]          security and the Borrower has not furnished
                        satisfactory additional security
     on demand.

9) The occurrence of an Event of Default under any indebtedness of any kind of Borrower owed to The Fifth Third Bank or any wholly-owned subsidiaries of Fifth Third Bancorp.

     Upon the occurrence of an Event of Default herein described Lender may, at its option, cease making advances hereunder, declare this note and all other Obligations of the Borrower, to be fully due and payable in their aggregate amount together with accrued interest plus any applicable prepayment premiums, fees, and charges.

     In addition to any other remedy permitted by law, the Lender may at any time, without notice, apply the Collateral to this note or such other Obligations, whether due or not, and Lender may, at its option, proceed to enforce and protect its rights by an action at law or in equity or by any other appropriate proceedings. Notwithstanding any other legal or equitable rights of Lender, Lender, in the Event of Default, is (a) hereby irrevocably appointed and constituted attorney-in-fact, with full power of substitution, to exercise all rights of ownership with respect to Collateral including, but not limited to, the right to collect all income of other distributions arising therefrom and to exercise all voting rights connected with Collateral; and
(b) is hereby given full power to collect, sell assign, transfer and deliver all of said Collateral or any part thereof, or any substitutes therefore, or any additions thereto, through any private or public sale without either demand or notice to the Borrower, or any advertisement, the same being hereby expressly waived, at which sale Lender is authorized to purchase said property or any part thereof, free from any right of redemption on the part of the Borrower, which is hereby expressly waived and released. In case of sale for any cause, after deducting all costs and expenses of every kind, Lender may apply, at it shall deem proper, the residue of the proceeds of such sale toward the payment of any one or more or all of the Obligations of the Borrower, whether due or not due, to Lender, after such application and the return of any surplus, the Borrower agrees to be and remains liable to Lender for any and every deficiency after application as foresaid upon this and any other Obligation. The Borrower shall pay all costs of collection incurred by Lender, including its attorney's fees, if this note is referred to an attorney for collection, whether or not payment is obtained before entry of judgment, which costs and fees are Obligations secured by the Collateral.

If any payment is not paid when due (whether by acceleration or otherwise) or within 10 days thereafter, Borrower agrees to pay to Lender a late payment fee as provided for in any loan agreement or 5% of the payment amount, whichever is greater with a minimum fee of $20.00. After an Event of Default, the Borrower agrees to pay to Lender a fixed charge of $25.00, or the Borrower agrees that Lender may, without notice, increase the above stated interest rate by 6%, whichever is greater. Under no circumstances shall said interest rate be raised to a rate which shall be in excess of the maximum rate of interest allowable under the state and/or federal usury laws in force at the time of such change.

The Borrower may prepay all or part of this note, which prepaid amounts shall be applied to the amounts due in reverse order of their due dates. Upon such prepayments, including involuntary prepayment by acceleration, the Borrower shall pay a premium of 2% of the maximum principal amount permitted under this note. Partial prepayments shall not excuse and subsequent payment due.

ENTIRE AGREEMENT: The Borrower agrees that there are no [copy illegible] ch are not expressed in this note and the documents referred to herein.

WAIVER: No failure on the part of Lender to exercise any of its righ
[copy illegible] iver of any such rights or of any default. Demand, presentment, protest and noti [copy illegible] d notice of default are hereby waived. Each of the Borrower, including but not [copy illegible] mmodation makers of this note, hereby waives all suretyship defenses includin
  [copy illegible]    ased upon impairment of Collateral and all suretyship
defenses described in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

JURY WAIVER: THE BORROWER AND ANY CO-MAKERS, ACCOMMODATION MAKERS, ENDORSERS OR GUARANTORS HEREOF, WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.

The declaration of invalidity of any provision of this note shall not affect any part of the remainder of the provisions.

This note is supplemented by the terms and conditions of an Addendum to Note dated of even date herewith between the Borrower and Lender.

Warrant of attorney: The Borrower, jointly and severally, authorize any attorney-at-law to appear in any court of record after maturity of this note, whether by acceleration or otherwise, to waive the issuance and service of process and to confess judgment against them in favor of the Lender for the principal sum due herein together with interest, charges, court costs and attorney's fees, and to waive and release all errors, rights of appeal, exemptions and stays of execution. The Borrower also agrees that the attorney acting for the Borrower as set forth in this paragraph may be compensated by Lender for such services, and the Borrower waives any conflict of interest caused by such representation and compensation arrangement. This warrant of attorney to confess judgment shall be construed under the laws of the State of Ohio.

WARNING--BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

DATE DUE   January 2, 2003                     PEOPLES BANCORP INC.
         ---------------------------

ADDRESS    138 Putnam Street                   By:   /s/ John W. Conlon
         ---------------------------                --------------------------
           Marietta, OH  45750
         ---------------------------           Its:  Chief Financial Officer
                                                    --------------------------

Accepted and agreed this 7th day of January, 1997

     FOUNTAIN SQUARE COMMERCIAL FUNDING CORP.

By:
    -----------------------------------------

Its:
    -----------------------------------------

                                   ADDENDUM TO
                          $3,000,000 UNCOMMITTED NOTE
                                      FROM
                              PEOPLES BANCORP, INC.
                                       TO
                   FOUNTAIN SQUARE COMMERCIAL FUNDING CORP.


     THIS ADDENDUM is intended to be attached to, and the provisions hereof are hereby incorporated into that certain Uncommitted Note, dated March 18, 1997, in the principal amount of $3,000,000 (the "Note"), executed by PEOPLES BANCORP INC., an Ohio corporation (the "Borrower") and made payable to FOUNTAIN SQUARE COMMERCIAL FUNDING CORP., a Delaware corporation (the "Lender"). The Borrower and the Lender agree that the terms of the note shall be amended and supplemented by the following:

     1.  UNCOMMITTED LOANS

     (a) AMOUNT. Subject to the terms and conditions hereof, Lender may make extensions of credit (the "Loans") to Borrower at Borrower's request from time to time during the term hereof, whereby the total aggregate amount of Loans under all types of extensions of credit herein shall not exceed $3,000,000. Borrower may from time to time request Loans from Lender up to a total aggregate principal amount of $3,00,000 at any one time outstanding (the "Uncommitted Facility") and which shall be evidenced by this Note.

     (b) UNCOMMITTED FACILITY. THIS IS AN UNCOMMITTED FACILITY AND NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN OR ANY COURSE OF DEALING BETWEEN LENDER AND BORROWER, THE DECISION AS TO WHETHER OR NOT TO MAKE ANY LOANS SHALL BE IN LENDER'S SOLE AND ABSOLUTE DISCRITION.

     (c) NOTICE. Borrower must give Lender written or telephonic notice of its intention to borrower under this Note, as hereinafter provided.

     (d) BORROWING. Each Loan shall be in the minimum principal sum of $500,000. Borrower agrees to repay Lender on the date then due each Loan now or hereinafter made by Lender to Borrower, together with interest thereon at the agreed rate. Interest on all Loans shall be computed on the basis of a 360-day year for the actual number of days elapsed.

     (e) PROCEDURES. Each request by Borrower for a Loan will be made by telephone prior to 11:00 A.M., Cincinnati, Ohio time on any Business Day on which a Loan is requested. Lender will, if Loans are then available to Borrower, quote Borrower the interest rate based on the maturity requested by Borrower. Borrower shall, at the time of quote, either accept or reject the quote, and if accepted, Lender will credit Borrower's account for the amount of the Loan or otherwise disburse the proceeds as agreed upon between Borrower and Lender. The amount of the interest rat eon and the maturity date of each Loan shall be evidenced by the ledgers and records (including computer records) of Lender, which, in the case of a dispute, shall be conclusive except for manifest error. The Borrower shall provide Lender with a list of those persons authorized to orally request Loan advances under this Agreement. Lender may rely on such list until amended in writing by Borrower.

     (f) INTEREST RATE. All Loans shall bear interest at a rate agreed between Lender and Borrower. The interest rate quoted by Lender on all Loans shall be a fixed rate. Borrower shall have no right to prepay any Loan prior to the agreed maturity date of such Loan.

     (g) REPRICING. Each Loan shall be for a term agreed to between Lender and Borrower, however, each Loan shall have a minimum term of at least 15 days and shall have a maturity no greater than 270 days. Each Loan, together with interest thereon, shall be repaid in immediately available funds at the main office of Lender on the date agreed by Lender and Borrower. All outstanding principal and all accrued and unpaid interest shall be paid in full on the maturity date of the Loan. In the event Borrower shall fail to pay any Loan when due, all Loans outstandting to Borrower shall, at the option of Lender, become immediately due and payable without presentment, demand, protest, or notice of any kind.

    (h) Prepayment. The Borrower may not prepay all or a portion of the principal amount of any Loan in advance of the agreed upon dates of repayment.

    (i) Term of Uncommitted Facility. The term of the Uncommitted Facility will expire on July 1, 2002, and the Note will become payable in full on that date (the "Maturity Date").

    (j) Time of Payment. All payments of principal and interest made by Borrower shall be made no later than 2:00 P.M., Cincinnati, Ohio time, on the Business Day such payments are due. All amounts paid after such time will be credited on the following date.

    (k) Payments. All payments made hereunder shall be paid by either Borrower instructing The Fifth Third Bank ("Fifth Third") to debit its account at Fifth Third in the amount of the payment owed and transfer such payment to Lender's account at Fifth Third or by wire transfer to Lender pursuant to the following wire transfer instructions:

    Account No. 1274233737
    ABA No. 042000314
    For credit to Fountain Square Commercial Funding Corp.
    Reference: Peoples Bancorp Inc.

    2. Costs. Borrower will pay to Lender its fees, costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), expert fees, court costs, litigation and other expense (collectively, "Costs") incurred or paid by Lender in connection with the negotiating, documenting, administering and enforcing the Uncommitted Facility, the Loans and the defense, preservation and protection of Lender's rights and remedies thereunder, including without limitation, any security interest in any collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable upon demand by Lender. If Borrower fails to pay the Costs when upon such demand, Lender is entitled to disburse such sums as an advance under the Uncommitted Facility. Thereafter, the Costs will bear interest from the date incurred or disbursed at the hightest rate set forth in the Note. This provision will survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

    3. Fifth Third Line of Credit. (a) As long as this Agreement shall remain in effect, Borrower shall maintain a separate line of credit (the "Fifth Third Facility") with The Fifth Third Bank _____________, in an aggregate amount equal to the amount of the Uncommitted Facility. The maximum amount of all outstanding amounts under the Fifth Third Facility and the Uncommitted Facility shall not at any time exceed the maximum amount of the Uncommitted Facility.

       (b) Any Event of Default under the Fifth Third Facility shall be an Event of Default under this Note.

       (c) Borrower hereby irrevocably authorizes Lender, in Lender's sole discretion, upon the occurrence of an Event of Default under this Note, to request, on behalf of Borrower, an advance from Fifth Third under the Fifth Third Facility in an amount sufficient to either cure any existing payment Event of Default or to pay the outstanding amounts under the Uncommitted Facility in full.

    4. Bankruptcy. Borrower agrees that its will not institute against, or join any other person in instituting against, Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note issued by Lender is paid in full.

     5. Rating Agencies. At Lender's Option, Lender may, upon notice that either Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or Moody's Investor Service, Inc. has (i) lowered or downgraded its short term commercial paper or corporate bond or other short term rating for Borrower, or (ii) placed Borrower's securities on a watch list of securities singled out for surveillance, with either negative or developing implications in a Ratings Category, amend the provisions hereof to amend the maximum amount of the Uncommitted Facility as set forth in this Addendum and amend the Maturity Date of the Uncommitted Facility set forth in this Addendum.

     6. Proceeds of Repayment. Each Loan shall be repaid on the date of maturity agreed to by Borrower and Lender, in the ordinary course of business out of the cash flow generated in the normal conduct and operations of Borrower's business.

     7. Conflicts. Any conflict between the provisions of this Addendum and the terms of the Note, the terms of this Addendum shall control.

     8. Counterparts. This Addendum may be executed by the parties in one or more counterparts which shall be combined to create a single original version hereof.

     9. Warrant of Attorney. Borrower authorizes any attorney of record to appear for it in any court of record in the State of Ohio, after an Obligation becomes due and payable whether by its terms or upon default, waives the issuance and service of process, releases all errors and rights of appeal, and confesses a judgment against it in favor of the holder of such Obligation, for the principal amount of such Obligation plus interest thereon, together with court costs and attorneys' fees. Stay of Execution and all exemptions are hereby waived. If an Obligation is referred to an attorney for collection, and the payment is obtained without the entry of a judgement, the obligors will pay to the holder of such Obligation its attorneys' fees.

     IN WITNESS WHEREOF, this Addendum to the Revolving Note was executed on this 18th day of March, 1997.

     WARNING - BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                  Peoples Bancorp Inc.
                                  ------------------------------
                              By: /s/John W. Conlon
                                  -------------------------------
                             Its: Chief Financial Officer
                                  --------------------------------

Accepted and agreed this 18th day of March, 1997.

      FOUNTAIN SQUARE COMMERCIAL FUNDING CORP.

By:   ------------------------------

Its:  ------------------------------

                                        ADDENDUM
                                            TO
                                       REVOLVING NOTE
                                           FROM
                                     PEOPLES BANCORP INC.
                                            TO
                                     THE FIFTH THIRD BANK

     THIS ADDENDUM is intended to be attached to, and the provisions hereof are hereby incorporated into that certain Revolving Note, dated March 18, 1997, in the principal amount of $3,000,000 (the "Note"), executed by PEOPLES BANCORP INC., an Ohio corporation (the "Borrower") and made payable to THE FIFTH THIRD BANK, an Ohio corporation (the "Bank").

Section 1.  Loans.

       1.1 Reducing Revolving Credit Loans. (a) On the date hereof, subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank may make loans (the "Revolving Loans") to Borrower at Borrower's request from time to time during the term of this Note in amounts not exceeding $3,000,000. In addition to payments of interest owed hereunder, the maximum amount of the Facility and the principal available to Borrower shall be reduced by the amount of $150,000 on January 2, 1998 and on the first (1st) business day of each July and January thereafter during the term hereof. Borrower may borrow, prepay (without penalty of charge), and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed the foregoing limits. If the amount of Revolving Loans outstanding at any time under the Facility exceeds the limits set forth above, Borrower will immediately pay the amount of such excess to Bank in cash. In the event Borrower fails to pay such excess, Bank may, in its discretion, setoff such amount against Borrower's accounts at Bank. All outstanding amounts of principal and all accrued and unpaid interest shall be due and payable in full on January 2, 2003.

            (b) Borrower will pay interest to Bank on the outstanding principal amount of the Term Loan at a rate per anum equal to the interest rate set herein. Interest will be payable in immediately available funds at the principal office of Bank on the first (1st) day of each calendar month during the term hereof. Any principal amount not paid when due (at maturity, by acceleration or otherwise) will bear interest thereafter until paid at the Default Rate; this provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

            (c) The proceeds of the Revolving Loans will be used for general working capital and to fund a portion of the purchase price of acquisitions of the assets or stock of banks and/or savings and loan associations.

       1.2 Prepayment. Borrower may prepay any portion of any of the Loan in whole or in increments of $300,000 at any time without premium or penalty. Any prepayments in advance of any amortized payments will be applied to reduce the outstanding principal amount of such Loan in the inverse chronological order of maturity.

       1.4 Fee. On July 1, 1997, Borrower agrees to pay to Bank a one-time, non-refundable loan fee in an amount equal to an amount equal to the product of (a) .125% multiplied by (b) the positive difference between the outstanding principal balance of the Term Loan as of July 1, 1997 minus $1,430,000.

Section 2.  Representations And Warranties.

       Borrower hereby warrants and represents to Bank the following:

       2.1 Organization and Qualification. Borrower is duly organized, validly existing corporation in good standing under the laws of the State of Ohio, its state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Note and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All

                                  ADDENDUM
                                     TO
                               REVOLVING NOTE
                                    FROM
                             PEOPLES BANCORP INC.
                                     TO
                             THE FIFTH THIRD BANK

     THIS ADDENDUM is intended to be attached to, and the provisions hereof are hereby incorporated into that certain Revolving Note, dated March 18, 1997, in the principal amount of $3,000,000 (the "Note"), executed by PEOPLES BANCORP INC., an Ohio corporation (the "Borrower") and made payable to THE FIFTH THIRD BANK, an Ohio corporation (the "Bank").

Section I. Loans.

     1.1. Reducing Revolving Credit Loans. (a) On the date hereof, subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank may make loans (the "Revolving Loans") to Borrower at Borrower's request from time to time during the term of this Note in amounts not exceeding $3,000,000. In addition to payments of interest owed hereunder, the maximum amount of the Facility and the principal available to Borrower shall be reduced by the amount of $150,000 on January 2, 1998 and on the first (1st) business day of each July and January thereafter during the term hereof. Borrower may borrow, prepay (without penalty or charge), and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed the foregoing limits. If the amount of Revolving Loans outstanding at any time under the Facility exceeds the limits set forth above. Borrower will immediately pay the amount of such excess to Bank in cash. In the event Borrower fails to pay such excess, Bank may, in its discretion, setoff such amount against Borrower's accounts at Bank. All outstanding amounts of principal and all accrued and unpaid interest shall be due and payable in full on January 2, 2003.

          (b) Borrower will pay interest to Bank on the outstanding principal amount of the Term Loan at a rate per annum equal to the interest rate set herein. Interest will be payable in immediately available funds at the principal office of Bank on the first (1st) day of each calendar month during the term hereof. Any principal amount not paid when due (at maturity, by acceleration or otherwise) will bear interest thereafter until paid at the Default Rate; this provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

          (c) The proceeds of the Revolving Loans will be used for general working capital and to fund a portion of the purchase price of acquisitions of the assets or stock of banks and/or savings and loan associations.

     1.2 Prepayment. Borrower may prepay any portion of any of the Loan in whole or in increments of $300,000 at any time without premium or penalty. Any prepayments in advance of any amortized payments will be applied to reduce the outstanding principal amount of such Loan in the inverse chronological order of maturity.

     1.4 Fee. On July 1, 1997, Borrower agrees to pay to Bank a one-time, non-refundable loan fee in an amount equal to the product of (a) .00125% multiplied by (b) the positive difference between the outstanding principal balance of the Term Loan as of July 1, 1997 minus $1,430,000.

Section 2. Representations and Warranties.

    Borrower hereby warrants and represents to Bank the following:

     2.1 Organization and Qualification. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Ohio, its state of incorporation, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Note and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which such qualification or licensing is required. All information provided to Bank with respect to Borrower and its operations is true and correct.


    2.2 Due Authorization. The execution, delivery and performance by Borrower of the Pledge Agreement, the Note and the other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on Borrower, or the articles of incorporation, code of regulations or bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Bank herein. Borrower has duly executed and delivered this Note, the Pledge Agreement and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with this transaction.

    2.3 Litigation. There are no suits or proceedings pending or threatened against or affecting Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

    2.4 Margin Stock. No part of the Loan will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

    2.5 Business. Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

    2.6 Licenses, etc. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as heretofore conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

    2.7 Laws and Taxes. Borrower is in compliance with all laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Note, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

    2.8 Financial Condition. All financial information relating to Borrower which has been or may hereafter be delivered by Borrower or on its behalf to Bank is true and correct and has been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent financial information to Bank.

    2.9 Defaults. Borrower is in compliance with all material agreements applicable to it and there does not now exist any default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Articles of Incorporation or Regulations/Bylaws, or (b) any indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Note will not result in such default or violation.

Section 3.  Negative Covenants.

     3.1 Merger, Disposition of Assets. Borrower will not, without the prior written consent of Bank, which consent shall not be unreasonably withheld,
(a) change its capital structure, (b) merge or consolidate with any corporation, (c) amend or change its Articles of Incorporation or Code of Regulations or (d) sell, transfer or otherwise dispose of all or any substantial part of its assets, whether now owned or hereafter required.

     3.2 Minimum Tangible Net Worth. Borrower will not permit its Tangible Net Worth, on a consolidated basis, to be less than $50,000,000 as of the date hereof which shall be increased as of the first day of each fiscal quarter (commencing with the first fiscal quarter commencing subsequent to the date of this Note) by any amount equal to 40% of Borrower's cumulative earnings for each prior fiscal quarter of Borrower.

     3.3 Loan Loss Reserve to Non-Performing Assets. Borrower will not permit the ratio of (a) its Minimum Loan Loss Reserve, on a consolidated basis (as shown on Borrower's quarterly and annual financial statements delivered to Bank), to (b) its Non-Performing Assets (as shown on Borrower's quarterly and annual financial statements delivered to Bank) to be less than
1.75 to 1.00 at any time during the term hereof.

     3.4 Adequate Capitalization. Borrower will not permit its Capitalization Ratios as required by 12 U.S.C. Section 1831 (and any regulations issued thereunder) to be less that the minimums required by such statute at any time during the term hereof.

Section 4.  Definitions.

     4.1 "Collateral" shall mean all shares of common capital stock of First National Bank of Southeastern Ohio.

     4.2 "Default Rate" means six percent (6%) in excess of the interest rate otherwise in effect under amounts outstanding under the Note. In no event will the interest rate accruing under such Note be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

     4.3 "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

     4.4 "Loan Documents" means this Note, the Pledge Agreement, and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

     4.5 "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to each of Bank and the Affiliates of Fifth Third Bancorp of every kind and description whether now existing or hereafter arising including without limitation, those owed by Borrower to others and acquired by Bank or any Affiliate of Fifth Third Bancorp, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Note and other Loan
Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Borrower, and all expenses and attorneys' fees incurred by Bank and any Affiliate of Fifth Third Bancorp under this Note or any other document or instrument related to any of the foregoing.

     4.6 "Pledge Agreement" means the Pledge Agreement of even date herewith between Borrower and Bank, securing the Obligations.

     4.5 "Prime Rate" means that the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

     4.6 "Tangible Net Worth" means the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower and any Subsidiary as determined on a consolidated basis in accordance with generally accepted accounting principles, after eliminating all inter-company items and all amounts properly attributable to minority interest, if any, in the stock and surplus of any Subsidiary, minus the following items (without duplication of deductions) if any, appearing on the consolidated balance sheet of Borrower:

         (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses):

         (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as good-will, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing:

         (iii) the amount by which aggregate inventories or aggregate securities appearing on the asset side of such consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; and

         (iv) any subsequent write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset.

Section 5. Fountain Square Commercial Funding Corp.

     5.1 Fountain Square Commercial Funding Corp. Indebtedness. Bank acknowledges that Borrower has an existing loan facility with Fountain Square Commercial Funding Corp. ("FSCFC"). Borrower agrees that the aggregate amount of all indebtedness owed to FSCFC (the "FSCFC Indebtedness") and Bank shall not exceed an aggregate amount of $3,000,000 at any time during the term hereof. If the amount of such aggregate indebtedness does exceed such amount, Borrower will repay the excess amount to Bank immediately in cash.

     5.2 Advance to Repay FSCFC Indebtedness. Provided no Insolvency Event has occurred, upon the occurrence of an Event of Default under the FSCFC Indebtedness, Borrower hereby irrevocably instructs and authorizes Bank, upon receipt of a request for an advance from FSCFC, to make an advance hereunder to FSCFC in an amount sufficient to cure any payment Event of Default or to repay the outstanding amount of the FSCFC Indebtedness in full. As used herein, an "Insolvency Event" shall mean the filing by or against Borrower of a petition in bankruptcy or other similar law, now or hereafter in effect.

     5.3 Cross Default With FSCFC Indebtedness. The occurrence of an Event of Default under the FSCFC Indebtedness shall be an Event of Default hereunder.

IN WITNESS WHEREOF, this Addendum to Term Note was executed on the 8th day of April, 1994.

WARNING-BY SIGNING THIS PAPER, YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT OR ANY OTHER CAUSE.

                                       PEOPLES BANCORP, INC.

                                       By:  /s/ John W. Conlon
                                            -------------------------
                                       Its: Chief Financial Officer
                                            -------------------------



                                       5